Exhibit 99.1


LYNCH INTERACTIVE
CORPORATION



                                                                   Press Release
                                                           For Immediate Release




                    LYNCH INTERACTIVE REPURCHASES $10 MILLION
                  CONVERTIBLE NOTE FROM CASCADE INVESTMENT, LLC

     Rye, New York, November 29, 2002 - Lynch Interactive Corporation (ASE: LIC) announced today the repurchase from Cascade Investment, LLC, of $10 million in principal amount of its 6% convertible notes at 105%.

     The notes, which were convertible into Lynch Interactive's common stock at a conversion price of $42.50 per share, representing 235,294 shares, or approximately 7.7% of the outstanding shares of common stock on a fully converted basis. We thank Cascade for their investment in Lynch as well as their continuing interest in our company's rural ILEC endeavors.

     Lynch Interactive Corporation is a diversified company with subsidiaries in multimedia and actively seeks acquisitions, principally in existing business areas. Our World Wide Web address is: http://www.lynchinteractivecorp.com.

Contact:
Robert E. Dolan
Chief Financial Officer
John Fikre
Vice President-Corporate Development
(914) 921-8821 Release 02-12



                 401 Theodore Fremd Avenue, Rye, New York 10580
                     Tel: 914-921-8821 - Fax: 914-921-6410